REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rand Logistics, Inc. (formerly Rand Acquisition Corporation)

We have audited the accompanying consolidated balance sheets of Rand Logistics, Inc. (formerly Rand Acquisition Corporation) and Subsidiaries (a development stage company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the cumulative period from June 2, 2004 (inception) to December 31, 2005, the year ended December 31, 2005 and the period from June 2, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rand Logistics, Inc. and Subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the cumulative period from June 2, 2004 (inception) to December 31, 2005, the year ended December 31, 2005 and the period from June 2, 2004 (inception) to December 31, 2004 in conformity with U.S. generally accepted accounting principles.

As described in Note 8, on March 3, 2006, Rand Logistics, Inc. acquired the capital of Lower Lakes Towing Ltd., issued Series A preferred stock and entered into a senior loan facility.


/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 3, 2006

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)
                                        (a corporation in the development stage)

                                                                   Balance Sheet

===========================================================================================
                                                               December 31      December 31
                                                                  2004             2005
-------------------------------------------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                   $    176,945     $    802,667
  Investments held in Trust Fund (Note 1)                       24,511,698       23,804,261
  Prepaid expenses                                                  17,815           57,750
                                                              ------------     ------------
Total current assets                                            24,706,458       24,664,678
  Deferred Acquisition Costs (Note 1)                            2,083,097               --
                                                              ------------     ------------
Total assets                                                  $ 26,789,555     $ 24,664,678
                                                              ============     ============
Liabilities and Stockholders' Equity
Current liabilities:
  Accrued expenses (Note 4)                                   $  1,885,644     $     12,000
  Taxes Payable (Note 5)                                            55,523           34,357
  Deferred Interest                                                155,108           13,645
                                                              ------------     ------------
          Total liabilities                                      2,096,275           60,002
                                                              ------------     ------------
Common stock, subject to possible redemption,
  919,540 shares at redemption value (Note 1)                    4,744,826        4,744,826
                                                              ------------     ------------
Commitments (Notes 3 and 8)
Stockholders' equity (Notes 1, 2, 6, 7 and 8)
  Preferred stock, $.0001 par value, Authorized
    1,000,000 shares; none issued                                       --               --
  Common stock, $.0001 par value
    Authorized 50,000,000 shares
    Issued and outstanding 5,600,000 shares (which
      includes 919,540 subject to possible redemption)                 560              560
  Additional paid-in capital                                    19,884,465       19,884,465
  Surplus/( Deficit) accumulated during development stage           63,429          (25,175)
                                                              ------------     ------------
    Total stockholders' equity                                  19,948,454       19,859,850
                                                              ------------     ------------
Total liabilities and stockholders' equity                    $ 26,789,555     $ 24,664,678
                                                              ============     ============

                 See accompanying notes to financial statements.

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)
                                        (a corporation in the development stage)

                                                         Statement of Operations

===================================================================================================================
                                                        Period from                               Period from
                                                        June 2, 2004        For the               June 2, 2004
                                                        (inception) to      Year Ended            (inception) to
                                                        December 31, 2005   December 31, 2005     December 31, 2004
-------------------------------------------------------------------------------------------------------------------
Income:
  Interest Income                                        $   638,123          $   581,555          $    56,568
                                                         -----------          -----------          -----------
Expenses:
  Franchise and capital-based taxes                           81,055               46,698               34,357
  Professional fees                                           85,676               69,383               16,293
  Rent and office                                            106,209               90,000               16,209
  Insurance                                                   68,333               58,833                9,500
  Other formation and operating costs                         64,172               58,788                5,384
                                                         -----------          -----------          -----------
    Total Expenses                                           405,445              323,702               81,743
                                                         -----------          -----------          -----------
Income (loss) before provision for income taxes              232,678              257,853                   --
Provision for income taxes                                   169,249              169,249                   --
                                                         -----------          -----------          -----------
Net income (loss)                                        $    63,429          $    88,604          $   (25,175)
                                                         ===========          ===========          ===========
Net loss per share basic and diluted                                          $       .02          $      (.01)
                                                                              ===========          ===========
Weighted average shares outstanding                                             5,600,000            2,584,634
                                                                              ===========          ===========

                 See accompanying notes to financial statements.

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)
                                        (a corporation in the development stage)

                                               Statement of Stockholders' Equity

===================================================================================================================================
                                                                                      Additional    Surplus (Deficit)
                                                             Common Stock              Paid-In      accumulated during the
                                                         Shares         Amount         Capital      development stage       Total
-----------------------------------------------------------------------------------------------------------------------------------
Sale of 1,000,000 shares of common stock to
  initial stockholders as of June 2, 2004
  at $.025 per share                                    1,000,000    $        100    $     24,900               --     $     25,000

Sale of 4,000,000 units, net of underwriters'
  discount and offering expenses (includes
  799,600 shares subject to possible redemption)        4,000,000             400      21,310,351               --       21,310,751

Proceeds of exercise of overallotment option
  by underwriters                                         600,000              60       3,293,940                         3,294,000
Proceeds subject to possible redemption of
  919,540 shares                                               --              --      (4,744,826)              --       (4,744,826)

Proceeds from issuance of option                               --              --             100               --              100

Net loss                                                       --              --              --          (25,175)         (25,175)
                                                        ---------    ------------    ------------     ------------     ------------

Balance, December 31, 2004                              5,600,000             560      19,884,465          (25,175)      19,859,850

Net income                                                     --              --              --           88,604           88,604

-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005                              5,600,000    $        560    $ 19,884,465     $     63,429     $ 19,948,454
                                                        =========    ============    ============     ============     ============

                 See accompanying notes to financial statements.

                                                            Rand Logistics, Inc.
                                         (formerly Rand Acquisition Corporation)
                                        (a corporation in the development stage)

                                                         Statement of Cash Flows

====================================================================================================================================
                                                                         Period from                               Period from
                                                                         June 2, 2004         For the              June 2, 2004
                                                                         (inception to)       Year Ended           (inception) to
                                                                         December 31, 2005    December 31, 2005    December 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
    Net Income (loss)                                                      $     63,429         $     88,604           $    (25,175)
    Adjustments to reconcile net income (loss) to net cash
      used in operating activities
    Interest Accrued on Treasury Bill                                          (775,697)            (707,436)               (68,261)
    Increase (Decrease) in prepaid expenses                                     (17,815)              39,935                (57,750)
    Increase in accrued expenses                                                 42,178               30,178                 12,000
    Increase (Decrease) in income tax payable                                    55,523               21,166                 34,357
    Increase in deferred interest                                               155,108              141,463                 13,645
                                                                           ------------         ------------           ------------
      Net cash used in operating activities                                    (477,274)            (386,090)               (91,184)
                                                                           ------------         ------------           ------------

Cash Flows from Investing Activities
    Cash placed in Trust Fund                                               (23,736,000)                  --            (23,736,000)
    Payment of deferred acquisition costs                                      (239,632)            (239,632)                    --
                                                                           ------------         ------------           ------------
      Net cash used in investing activities                                 (23,975,632)            (239,632)           (23,736,000)
                                                                           ------------         ------------           ------------

Cash Flows from Financing Activities
    Gross proceeds                                                           27,600,000                   --             27,600,000
    Proceeds from notes payable, stockholder                                     70,000                   --                 70,000
    Payment of note payable, stockholder                                        (70,000)                  --                (70,000)
    Proceeds from sale of shares of common stock                                 25,000                   --                 25,000
    Proceeds from issuance of option                                                100                   --                    100
    Payment of costs of public offering                                      (2,995,249)                  --             (2,995,249)
                                                                           ------------         ------------           ------------
      Net cash provided by financing activities                              24,629,851                   --             24,629,851
                                                                           ------------         ------------           ------------

Net increase (decrease) in cash                                                      --             (625,722)                    --
Cash at beginning of period                                                          --              802,667                     --
                                                                           ------------         ------------           ------------
Cash at end of the period                                                  $    176,945         $    176,945           $    802,667
                                                                           ============         ============           ============
Supplemental schedule of non-cash investing activities:
    Accrual of deferred acquisition costs                                  $  1,843,465         $  1,843,465           $         --
                                                                           ============         ============           ============

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

1. Organization                 Rand Acquisition Corporation was incorporated in
   and                          Delaware on June 2, 2004 as a blank check
   Business                     company whose objective was to acquire an
   Operations                   operating business (a "Business Combination").
                                As described in Note 8 (Subsequent Events), on
                                March 3, 2006, Rand Acquisition Corporation consummated a Business Combination and changed its name to Rand Logistics, Inc.

                                The consolidated financial statements include the accounts of Rand Logistics, Inc. and its wholly owned subsidiaries (collectively, the "Company"). All significant intercompany transaction and balances have been eliminated.

                                The registration statement for the Company's initial public offering ("Offering") was declared effective October 27, 2004. The Company consummated the offering on November 2, 2004 and received net proceeds of approximately $21,311,000 (Note 2). On November 3, 2004, the underwriters exercised their allotment option resulting in further proceeds to the Company of $3,294,000. The Company's management had broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering were intended to be generally applied toward consummating a Business Combination. A portion of the net proceeds, originally $23,736,000, was placed in an interest-bearing trust account ("Trust Fund") until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Fund, funds were only be invested in United States government securities (Treasury Bills) with a maturity of 180 days or less. This amount was invested in a Treasury Bill. The Treasury Bill has been accounted for as a trading security, which is recorded at its market value of approximately $24,512,000 at December 31, 2005 (and $23,804,000 at December 31, 2004). The
                                excess of market value over cost, exclusive of the deferred interest described further below, is included in interest income in the accompanying statement of operations. The remaining net proceeds were available to the Company to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

                                The Company, after signing a definitive
                                agreement for its first Business Combination, was required to submit the Business Combination for stockholder approval. To be approved, the Business Combination required the approval of holders of a majority of the shares issued in

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

                                the Offering ("Public Stockholders"). When voting the Business Combination, all of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), agreed to vote their 1,000,000 founding shares of common stock in accordance with the vote of the holders of majority of the shares issued in the Offering. On February 28, 2006, the Business Combination discussed in Note 8 (Subsequent Events) was approved by Public Stockholders holding a majority of the shares of common stock issued in the Offering.

                                Public Stockholders who voted against the Business Combination could also demand that the Company redeem their shares if the Business Combination is consummated. The per share redemption price would equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Under the terms of the Company's Certificate of Incorporation, the Company could not consummate a Business Combination if holders of more than 19.99% of the shares of common stock issued in the Offering demanded redemption of their shares. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount originally held in the Trust Fund) has been classified as common stock subject to possible redemption in the accompanying December 31, 2005 and December 31, 2004 balance sheets and 19.99% of the related interest earned on the Treasury Bill has been recorded as deferred interest. The Company further conditioned the Business Combination discussed in Note 8 (Subsequent Events) on holders of not more than 5% of the shares of common stock issued in the Offering demanding redemption. No Public Stockholders demanded redemption of their shares in connection with the Business Combination discussed in Note 8 (Subsequent Events) and as such the common stock subject to redemption will be reclassified to stockholders equity and the deferred interest will be reorganized as income in the first quarter of 2006.

                                The Company's Certificate of Incorporation also required mandatory liquidation of the Company, without stockholder approval, in the event that the Company did not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria were satisfied.

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

                                The voting requirements, redemption rights and mandatory liquidation discussed above are not applicable after consummation of a Business Combination.

                                For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

                                The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

                                Deferred acquisition costs consist of legal, consulting and other costs incurred through December 31, 2005 that are directly related to the acquisition or financing described in Note 8.

                                Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

                                Basic income (loss) per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted income (loss) per share gives effect to dilutive options, warrants and other potential common stock outstanding during the periods. Diluted income (loss) per share does not include the Redeemable Common Stock Purchase Warrants (see Note 2) to purchase an aggregate of 9,200,000 shares of common stock at $5.00 per share and the underwriters' option (see Note 2) to purchase 300,000 Units at an exercise price of $9.90 per Unit (with 600,000 underlying warrants at $6.25 per share), respectively, that were outstanding at December 31, 2005 and 2004 because the shares underlying the conversion of the warrants are contingently issuable at December 31, 2005 and 2004 and the exercise price of the underwriters' option is in excess of the related market value of the Units.

                                In 2006, diluted earnings per share will require consideration of the Redeemable Common Stock Purchase Warrants because the contingency was satisfied upon the completion of the transaction described in Note 8.

                                The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

                                requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

                                Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
2. Initial Public
   Offering On November 2, 2004, the Company sold a total of 4,600,000 units ("Units") in the Offering and the underwriters' exercise of their overallotment option. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination (See Note 8) with a target business or one year from the effective date of the Offering and expiring four years from the date of the prospectus. The Warrants will be redeemable, upon prior written consent of EarlyBirdCapital, Inc., at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

                                In connection with this Offering, the Company issued an option, for $100, to the representative of the underwriters to purchase 300,000 Units at an exercise price of $9.90 per Unit. Each Unit included within this option consists of one share of common stock and two warrants. The Units issuable upon exercise of the option are identical to those issued in the Offering except that the Warrants included in the Units underlying the option have an exercise price of $6.25 per share. The option will be exercisable by the holder at $9.90 per Unit commencing upon the consummation of a business combination by the Company and will expire on October 26, 2009. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to the stockholders' equity. The Company estimates that the fair value of this option is approximately $558,000 ($1.86 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative has been estimated as of the date of grant using the following assumptions: (1) expected volatility of 47.79%, (2) risk-free interest rate of 3.34% and (3) expected life of 5 years. The option may be exercised for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

3. Commitment                   The Company presently occupies office space
                                provided by an affiliate of an Initial
                                Stockholder. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. The statement of operations for the period from inception to December 31, 2005 and the period ended December 31, 2004 includes
                                $106,209, $90,000 and $16,209, respectively,
                                related to this agreement.

                                In connection with the Business Combination described in Note 8, in March 2006 the Company entered into employment agreements with two individuals (See Note 8).

4. Accrued Expenses             Accrued expenses consists of the following:

                                                               December 31,
                                                            2005          2004
                                                         ----------     --------
                                Professional fees in     $1,843,465           --
                                connection with the
                                transaction described
                                in Note 8

                                Other Professional Fees      33,500     $ 12,000

                                Other                         8,679           --
                                                         ----------     --------

                                                         $1,885,644     $ 12,000
                                                         ==========     ========

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

5. Taxes Payable                The provision for income taxes consists of the
                                following:

                                                                    Period from
                                                       Year ended   Inception to
                                                       December 31  December 31
                                                       2005          2004
                                                       -----------  ------------
                                Current:
                                   Federal               104,285           --
                                   State and Local        64,964           --
                                Deferred:
                                   Federal                    --           --
                                   State and Local            --           --
                                                       ---------    ---------

                                                       $ 169,249    $      --
                                                       =========    =========

                                The total provision for income taxes differs from that amount which would be computed by applying the U.S. Federal income tax rate to income before provision for income taxes as follow:

                                                                    Period from
                                                     Year ended     Inception to
                                                     December 31    December 31
                                                     2005           2004
                                                     -----------    -----------

               Statutory federal income tax rate           34%           (34%)
                 State income taxes                      16.6%            --
                 Valuation allowance                       15%            34%
                                                        -----          -----
                 Effective income tax rate               65.6%            --
                                                        =====          =====

                                The tax effect of temporary differences that give rise to the net deferred tax asset is as follows:

                                                                 December 31,
                                                                --------------
                                                                2005      2004
                                                                ----      ----
                                Asset:

                                Deferred Interest Income       70,400     6,200
                                Other                           1,100     1,400
                                Federal NOL                        --    22,100
                                State and Local NOLs               --     5,600
                                                              -------   -------
                                Total deferred tax asset      $71,500   $35,300
                                                              =======   =======

                                Liability:

                                Prepaid Expense                $8,100   $25,700
                                                             --------   -------
                                Total Deferred Tax Liability   $8,100   $25,700
                                                             --------   -------

                                Net Deferred Asset            $63,400   $ 9,600
                                Valuation Allowance          ($63,400)  ($9,600)
                                                             --------   -------
                                                              $    --   $    --
                                                             ========   =======

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

                                During the year ended December 31, 2005, the Company paid $160,424 of income and State Franchise taxes (exclusive of Delaware).

6. Preferred Stock              The Company is authorized to issue 1,000,000
                                shares of preferred stock with such
                                designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

7. Common Stock                 On October 7, 2004, the Company's Board of
                                Directors authorized a stock dividend of
                                0.1428571 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect this transaction.

                                At December 31, 2005, 10,100,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriters' unit purchase option.

8. Subsequent Events -
   Unaudited                    On March 3, 2006, Rand Acquisition Corporation,
                                through its wholly-owned subsidiary, LL
                                Acquisition Corp., acquired all of the
                                outstanding shares of capital stock of Lower
                                Lakes Towing Ltd. ("Lower Lakes") in accordance with the terms of the Stock Purchase Agreement, dated September 2, 2005, by and among Rand
                                Acquisition Corporation, LL Acquisition Corp.
                                and the stockholders of Lower Lakes, as amended.
                                Immediately following completion of the
                                acquisition, and in conjunction therewith, LL
                                Acquisition Corp. and Lower Lakes were
                                amalgamated under Canadian law and the shares of capital stock of Grand River Navigation Company,
                                Inc. ("Grand River") and Lower Lakes
                                Transportation Company ("LLT") owned by Lower
                                Lakes at the time of the amalgamation were transferred to Rand Acquisition Corporation's wholly-owned subsidiary, Rand LL Holdings Corp.
                                Upon completion of such transfer, the
                                outstanding shares of Grand River not owned by Rand LL Holdings Corp. were redeemed in accordance with the terms of the Redemption
                                Agreement, dated September 2, 2005, between
                                Grand River and GR Holdings, Inc. Following completion of the foregoing transactions, as of March 3, 2006, each of Lower Lakes, Grand River and LLT became indirect, wholly-owned subsidiaries of Rand Acquisition Corporation. In conjunction with the foregoing transactions, as of March 3, 2006, Rand Acquisition Corporation changed its name to Rand Logistics Inc.

                                Lower Lakes and LLT provide bulk freight shipping services throughout the Great Lakes

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

                                region to, among others, the construction aggregates, integrated steel, salt, agriculture and electric utility industries. Lower Lakes' operating fleet consists of four self-unloading bulk carriers in Canada and three self-unloading bulk carriers as well as a tug and a self-unloading barge in the U.S. Lower Lakes owns three of the Canadian flagged vessels and its wholly-owned subsidiary, Port Dover Steamship Company Inc., owns the fourth. LLT time charters the U.S. flagged vessels from Grand River. Grand River owns two of the U.S. flagged vessels and a tug, and bareboat charters two U.S. flagged vessels. The four vessels owned or chartered by Grand River are used exclusively in LLT's business.

                                In accordance with the terms of the Stock
                                Purchase Agreement and Redemption Agreement, respectively, the Company paid $9,843,748 to the selling shareholders of Lower Lakes and $750,000 to GR Holdings, Inc., and arranged for the repayment of the acquisition closing date indebtedness of such entities of Cdn $43,732,749 (approximately $37,522,000 at December 31, 2005) and $5,156,945, respectively. The amount paid to the Lower Lakes selling shareholders reflects certain adjustments made on the acquisition closing date in accordance with the Stock Purchase Agreement and such amount is subject to further adjustment after the acquisition closing based the Company's determination of the net working capital of Lower Lakes and its affiliates as of January 15, 2006. The Company funded the acquisition closing date payments with the approximately $24,646,000 of proceeds of its initial public offering held in trust, $15,000,000 of proceeds of the acquisition closing date issuance of the Company's newly created series A convertible preferred stock, and proceeds of the new senior loan facility entered into on the acquisition closing date by Lower Lakes, Grand River and LLT.

                                The shares of series A convertible preferred stock were issued pursuant to the terms of the Preferred Stock Purchase Agreement, dated September 2, 2005, by and among the Company and Knott Partners LP and certain of its affiliates, and Bay Resource Partners L.P. and certain of its affiliates. In accordance with the terms of the Preferred Stock Purchase Agreement, the Company issued 300,000 shares on the acquisition closing date for an aggregate purchase price of $15,000,000. The shares of series A convertible preferred stock were not registered under the Securities Act of 1933, but the series A preferred stockholders have the right to require

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

                                the filing of a registration statement with respect to shares of the Company's common stock issuable upon conversion of the shares of series A convertible preferred stock. The series A preferred stockholders are prohibited from selling any shares of such common stock under a registration statement prior to the six month anniversary of the acquisition closing date or more than one half of all such shares of common stock held by them as a group prior to the twelve month anniversary of the acquisition closing date. The shares of series A convertible preferred stock: rank senior to the Company's common stock with respect to liquidation and dividends; are entitled to receive a cash dividend at the annual rate of 7.75%, payable quarterly (subject to increases of 0.5% for each six month period in respect of which the dividend is not timely paid, up to a maximum of 12%, subject to reversion to 7.75% upon payment of all accrued and unpaid dividends); are convertible into shares of the Company's common stock at any time at the option of the series A preferred stockholder based on a conversion price of $6.20 per share (subject to adjustment); are convertible into shares of the Company's common stock (based on a conversion price of $6.20 per share, subject to adjustment) at the option of the Company if, after the third anniversary of the acquisition, the trading price of the Company's common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share (subject to adjustment); may be redeemed by the Company in connection with certain change of control or acquisition transactions; will vote on an as-converted basis with the Company's common stock; and have a separate vote over certain material transactions or changes involving the Company.

                                The Company's Certificate of Incorporation was amended and restated on the acquisition closing date to, among other things, increase the number of shares of common stock that the Company is authorized to issue from 20,000,000 shares to 50,000,000 shares, and to adopt certain amendments designed to ensure the Company's compliance with the citizenship requirements of U.S. maritime laws, including the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, after completion of the acquisition. The maritime law-related amendments limit the aggregate percentage ownership of the Company's capital stock, including common stock, by non-U.S. citizens to 23% of the outstanding shares of the Company's capital stock and no more than 23% of the voting power of the Company. In addition, these amendments give the Company's Board of

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

                                Directors the authority to make such
                                determinations as may reasonably be necessary to ascertain such ownership and to implement such limitations, including limiting transfers of shares and redeeming shares held by anyone whose ownership of such shares would cause the Company to be in violation of U.S. maritime laws.

                                The Credit Agreement governing the new senior credit facility provides for (i) a revolving credit facility under which Lower Lakes may borrow up to Cdn $2,300,000 (approximately $1,973,000 at December 31, 2005) and an additional seasonal facility of $2,000,000, subject to limitations, (ii) a revolving credit facility under which LLT may borrow up to $3,500,000 and an additional seasonal facility of $2,000,000, subject to limitations, (iii) a Canadian dollar denominated term loan facility under which Lower Lakes may borrow Cdn $21,200,000 (approximately $18,189,000 at
                                December 31, 2005), and (iv) a US dollar denominated term loan facility under which Grand River may borrow $4,000,000. Borrowings under the new senior credit facility are required to be used to refinance the borrowers' existing senior credit facility, to finance working capital and for the acquisition of the stock of the borrowers and other general corporate purposes. The full amount of both term loans was extended to the borrowers on March 3, 2006. Rand is neither a party to the Credit Agreement nor a guarantor of any obligations under the Credit Agreement.

                                Under the new senior credit facility, the revolving credit facility expires on March 3, 2011. The outstanding principal amount of the Canadian term loan borrowings will be repayable as follows: (i) an aggregate of Cdn $2,120,000 (approximately $1,819,000 at December 31, 2005) per annum shall be payable in four equal quarterly installments during the first year,
                                (ii) an aggregate of Cdn $2,544,000
                                (approximately $2,183,000 at December 31, 2005) shall be payable in four equal quarterly installments in each of the next four years, and
                                (iii) a final payment in the outstanding principal amount of the Canadian term loan shall be payable upon the Canadian term loan facility's maturity on March 3, 2011. The outstanding principal amount of the US term loan borrowings will be repayable as follows: (i) an aggregate of $400,000 per annum shall be payable in four equal quarterly installments during the first year, (ii) an aggregate of $480,000 per annum shall be payable in four equal quarterly installments in each of the next four years, and
                                (iii) a final payment in the outstanding principal amount of the US term loan shall be payable upon the US term loan facility's maturity on March 3, 2011.

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

                                Borrowings under the Canadian revolving credit facility and Canadian term loan will bear an interest rate per annum, at the borrowers' option, equal to (i) the Canadian Prime Rate (as defined in the new senior credit facility), plus 2% per annum or (ii) the BA Rate (as defined in the new senior credit facility) plus 3% per annum. The US revolving credit facility and the US term loan will bear interest, at the borrowers' option equal to (i) LIBOR (as defined in the new senior credit facility) plus 3.00% per annum, or (ii) the US Base Rate(as defined in the new senior credit facility), plus 2% per annum.

                                Obligations under the new senior credit facility are secured by a first priority lien and security interest on all of the borrowers' assets, tangible or intangible, real, personal or mixed, existing and newly acquired, and a pledge by Rand LL Holdings Corp of all of the outstanding capital stock of the borrowers. In addition, all obligations under the new senior credit facility will also be secured by a pledge, with limited exception, of all the outstanding capital stock of the borrowers' subsidiaries. The indebtedness of each borrower under the new credit facility is unconditionally guarantied by each other borrower and by Rand LL Holdings Corp. and such guaranty is secured by a lien on substantially all of the assets of each borrower and Rand LL Holdings Corp.

                                Under the new senior credit facility, the borrowers will be required to make mandatory prepayments of principal on term loan borrowings
                                (i) if the outstanding balance of the term loans plus the outstanding balance of the seasonal facilities exceeds the sum of 75% of the fair market value of the vessels owned by the borrowers, less the amount of outstanding liens against the vessels with priority over the Lenders' liens, in an amount equal to such excess, (ii) in the event of certain dispositions of assets and insurance proceeds (all subject to certain exceptions), in an amount equal to 100% of the net proceeds received by the borrowers therefrom, and (iii) in an amount equal to 100% of the net proceeds to a borrower from any issuance of a borrower's debt or equity securities.

                                The new senior credit facility contains certain covenants, including those limiting borrowers' and their subsidiaries' ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature or its business, engage in transactions with related parties, make certain investments or pay dividends. In addition, the new senior credit facility requires the borrowers to maintain certain financial ratios. Failure of the borrowers to comply with any of these covenants or financial ratios could result in the loans under the new senior credit facility being accelerated.

                                           Rand Logistics, Inc. and Subsidiaries
                                         (formerly Rand Acquisition Corporation)

                                                   Notes to Financial Statements
================================================================================

                                The Company is in the process of allocating the purchase price to the tangible and intangible assets and liabilities as of the date of the acquisition. The preliminary estimate of goodwill in the acquisition is approximately $11 million.

                                In connection with the Lower Lakes acquisition, the Company entered into employment agreements with two employees. The employee agreements are for an initial period of two years in the aggregate amounts of Cdn $353,000 (approximately $303,000 at December 31, 2005) per year, plus bonuses, under terms defined in the employment agreements.